UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant: ☒

Filed by a Party other than the Registrant: ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as Permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

CLEVER LEAVES HOLDINGS INC.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

On May 26, 2023, Clever Leaves Holdings Inc. issued a press release, a copy of which is set forth below.

Clever Leaves Reminds Shareholders of its Upcoming Annual Meeting on June 2, 2023
TOCANCIPÁ, COLOMBIA, May 26, 2023 – Clever Leaves Holdings Inc. (NASDAQ: CLVR, CLVRW) (“Clever Leaves” or the “Company”), a global medicinal cannabis company, reminds shareholders that it will hold its 2023 Annual Meeting of Shareholders (the “Annual Meeting”) on Friday, June 2, 2023 at 10:00 a.m. Eastern Time. The Annual Meeting will be in a virtual-only format. Clever Leaves reminds investors that its board has recommended that shareholders vote “FOR” the proposal to elect each of the five (5) nominees named in the proxy statement to the Board of Directors, “FOR” the appointment of Marcum LLP as the Company’s independent registered public accounting firm to serve as independent auditor for the 2023 fiscal year and “FOR” the amendment to the Company’s 2020 Incentive Award Plan.

Shareholders of record at the close of business on April 11, 2023 are entitled to vote at the Annual Meeting and any adjournment or postponement thereof. At the Annual Meeting, shareholders will be asked to vote on the election of the five nominees named in the proxy statement to the Board of Directors; the appointment of Marcum LLP as the Company’s independent registered public accounting firm to serve as independent auditor for the 2023 fiscal year; and an amendment to the Company’s 2020 Incentive Award Plan.

Clever Leaves’ shareholders of record or duly appointed proxies of shareholders of record may vote via the following methods:

•Voting on the Internet via www.envisionreports.com/CLVR or by telephone via 1-800-652-VOTE (8683) no later than 1:00 a.m. Eastern Time on June 2, 2023; or
•Mailing their proxy card so that it is received by Clever Leaves, c/o Computershare, prior to the Annual Meeting.
•To attend, vote, and submit questions during the Annual Meeting, record shareholders will need to visit https://meetnow.global/M9FY52X and enter the 15-digit control number included in their Notice of Internet Availability of Proxy Materials or the instructions on their voting instruction form or proxy card. The Annual Meeting will begin promptly at 10:00 a.m. Eastern Time, and shareholders will be able to access the Annual Meeting 15 minutes prior to the start time. The Company encourages shareholders to access the Annual Meeting prior to the start time to leave ample time for check-in.

The Company’s Notice of Annual Meeting of Shareholders, Proxy Statement, and Annual Report are available free of charge at www.envisionreports.com/CLVR. For questions about the Annual Meeting, or to receive additional copies of Clever Leaves’ proxy statement, shareholders may contact:

Computershare Investor Services 150 Royall Street
Suite 101
Canton, MA 02021

Telephone:
+1-800-736-3001 (US, Canada, Puerto Rico)
+1-781-575-3100 (non-US)

Clever Leaves Holdings Inc. 250 Howe Street, 20th Floor
Vancouver, British Columbia, V6C 3R8, Canada Attention: Corporate Secretary

About Clever Leaves Holdings Inc.
Clever Leaves is a global medical cannabis company. Its operations in Colombia produce EU GMP cannabinoid active pharmaceutical ingredients (API) and finished products in flower and extract form to a growing base of B2B customers around the globe. Clever Leaves aims to disrupt the traditional cannabis production industry by leveraging environmentally sustainable, ESG-friendly, industrial-scale and low-cost production methods, with the world’s most stringent pharmaceutical quality certifications. We announce material information to the public through a variety of means, including filings with the SEC, press releases, public conference calls, and our website (https://cleverleaves.com). We use these channels, as well as social media, including our Twitter account (@clever_leaves), and our LinkedIn page (https://www.linkedin.com/company/clever-leaves), to communicate with investors and the public about our Company, our products, and other matters. Therefore, we encourage investors, the media, and others interested in our Company to review the information we make public in these locations, as such information could be deemed to be material information. Information on or that can be accessed through our websites or these social media channels is not part of this release, and references to our website addresses and social media channels are inactive textual references only.

Clever Leaves Investor Inquiries: Cody Slach or Jackie Keshner Gateway Group, Inc.
+1-949-574-3860
CLVR@gatewayir.com

Clever Leaves Press Contacts:
Rich DiGregorio
KCSA Strategic Communications
+1-856-889-7351
cleverleaves@kcsa.com

Clever Leaves Commercial Inquiries:
Andrew Miller
Vice President Sales - EMEA, North America, and Asia-Pacific
+1-416-817-1336
andrew.miller@cleverleaves.com